UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officer. Departure of Principal Officer

On May 29, 2008, the Board of Directors of Berry Petroleum Company (“Company”) appointed Shawn M. Canaday, 32, to serve as interim Chief Financial Officer of the Company, effective immediately. Mr. Canaday was appointed as interim Chief Financial Officer in connection with the previously announced retirement of Mr. Ralph J. Goehring as the Company’s Chief Financial Officer. Mr. Goehring will remain as an Executive Vice President of the Company through the end of 2008. Mr. Canaday will continue to serve as the Company’s Controller and principal accounting officer. Mr. Canaday has served as Controller of the Company since March, 2007, and from December, 2004 through March, 2007 as Treasurer. Mr. Canaday joined the Company as a senior financial analyst in 2003. Mr. Canaday will serve at the pleasure of the board and will receive no additional remuneration for these additional duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: May 30, 2008